Exhibit 23

Consent of Independent Registered Public Accounting Firm

Hecla Mining Company Capital Accumulation Plan
Coeur d’ Alene, Idaho

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-176364) of Hecla Mining Company of our report dated June 27, 2012, relating to the financial statements and supplemental schedule of the Hecla Mining Company Capital Accumulation Plan which appears in this Form 11-K for the years ended December 31, 2011 and 2010.

/s/ BDO USA, LLP

Spokane, WA

June 27, 2012

F-16